Exhibit 99.1

NEWS RELEASE
Date:	March 7, 2011

Contact:	Dave Mossberg Three Part Advisors, LLC 817-310-0051
XETA Technologies, Inc. Reports First Quarter Financial Results
•	1Q11 Revenue increased 19% to $27.4 million vs. 1Q10 revenue of $23.0 million

•	1Q11 GAAP EPS: $0.05 vs. 1Q10 GAAP EPS: $0.06

•	1Q11 Non-GAAP EPS: $0.07
XETA Technologies, Inc. (Nasdaq: XETA) today reported earnings of $571,000, or $0.05 per diluted share, on revenue of $27.4 million for the first fiscal quarter ended January 31, 2011. This compares to earnings of $633,000, or $0.06 per diluted share, on revenue of $23.0 million for the first fiscal quarter ended January 31, 2010.
During the first quarter of fiscal 2011, the Company recorded $324,000 of non-recurring expenses for professional fees and other costs related to corporate development activities. Excluding non-recurring expenses recorded during the first quarter ended January 31, 2011, non-GAAP net income was $768,000, or $0.07 per diluted share.

Line of Business	1Q11	1Q10	% Change
Maintenance & Repair	11,254	8,218	37%
Design & Integration	3,137	3,042	3%
Cabling	905	857	6%
Total Services	15,296	12,117	26%
Commercial	9,711	10,039	-3%
Hospitality	2,276	828	175%
Total Systems	11,987	10,867	10%
Other Revenue	122	60	Nmf
Total Revenue	27,406	23,044	19%
Total revenue increased 19% during the first quarter of fiscal 2011 primarily due to the contribution from business acquired during the past nine months. The effect of supply chain issues from a major supplier and unusually strong comparisons with the prior year negatively impacted Commercial systems revenue and resulted in a 3% decrease in that category year over year. Hospitality systems revenue increased $1.4 million to $2.3 million as a result of improved capital spending in that market sector and a large data and voice network order received from a new customer associated with the Company’s new high speed internet product offering.

The company said that it completed the move to its new St. Louis-based network operating center (“NOC”) during the first quarter. The 23,000 square foot facility houses staff and technology to provide proactive network and application monitoring, help desk services, and 24/7 technical support for a wide variety of industries. The NOC also houses the Company’s primary logistics and staging facility to support our standard nationwide implementation protocol. Greg Forrest, CEO, said, “This world class facility greatly expands our service offering and gives XETA the capability to proactively monitor and resolve issues often before they can escalate.”
During the first quarter of FY11, gross margin was 25.5 percent of revenue versus 27.5 percent during the first quarter of FY10. Systems margin remained relatively unchanged year over year and within targeted ranges. Services margin decreased to 28.0 percent of sales versus 32.1 percent during the same period a year ago. Operating expenses during the first quarter of FY11 were $6.1 million, up from $5.3 million reported during the first quarter of FY10. Excluding non-recurring expenses during the first quarter, operating expenses were 21 percent of revenues in the first quarter of fiscal FY11 compared to 23 percent of revenues in the first quarter of fiscal 2010. Excluding non-recurring expenses during the first quarter of 2011, net income increased to $768,000, or 2.8 percent of sales, versus $633,000, or 2.7 percent of sales during the first quarter of 2010.
Forrest continued, “During the first quarter, which is typically our seasonally weakest, we reported the highest quarterly revenue in more than 10 years and the third largest quarterly revenue in the Company’s history. Momentum built during the quarter and revenue was back-end loaded. This trend, combined with supply chain issues at one of our major vendors, affected utilization and profitability of our implementation services during the first quarter. In addition, duplicate costs associated with the move into our new NOC affected our services margin. Operating expenses, excluding non-recurring items, were lower as a percentage of revenues in comparison with the prior year, which reflects the cost efficiency programs we implemented last year, as well as acquisition related synergies.”

	Three Months Ended
	January 31,
Condensed Consolidated Statements of Income	2011	2010
	(Unaudited)
Sales
Services	$15,296	$12,117
Systems	11,988	10,867
Other	122	60
Total	27,406	23,044

Cost of Sales
Services	11,017	8,231
Systems	8,945	8,077
Other	448	397
Total	20,410	16,705

Gross Profit	6,996	6,339

Gross Profit Margin	26%	28%

Operating Expense
Selling, General and Administrative	5,838	5,125
Amortization	312	187
Total Operating Expenses	6,150	5,312

Income from Operations	846	1,027

Interest Expense	(19)	(6)
Interest and Other Income	113	21
Total Interest and Other Income	94	15

Income Before Provision for Income Taxes	940	1,042
Provision for Income Taxes	369	409
Net Income after Tax	$571	$633

Basic Earnings Per Share	$0.05	$0.06
Diluted Earnings Per Share	$0.05	$0.06
Wt. Avg. Common Shares Outstanding	10,742	10,237
Wt. Avg. Common Equivalent Shares	10,810	10,277
(The information is unaudited and is presented in thousands except percentages and per-share data.)

	(Unaudited)
Consolidated Balance Sheet Highlights	January 31, 2011	October 31, 2010
Assets
Current
Cash	$722	$1,003
Receivables (net)	18,328	17,806
Inventories (net)	6,430	6,715
Other	4,708	4,637
Subtotal	30,188	30,161

Non-Current
PPE (net)	7,571	6,932
Goodwill & Intangibles (net)	21,203	20,946
Other	233	326
Subtotal	29,007	28,204

Total Assets	$59,195	$58,365

Liabilities
Current
Revolving Line of Credit	$3,392	$1,756
Notes Payable	338	338
Accounts Payable	7,803	10,032
Accrued Liabilities	5,087	4,006
Unearned Revenue	5,977	6,529
Subtotal	22,597	22,661

Non-Current
Long Term Debt	173	255
Noncurrent Deferred Tax Liability	396	12
Other	137	193
Subtotal	706	460

Total Liabilities	23,303	23,121

Equity	$35,892	$35,244
(The information is unaudited and is presented in thousands.)

	Quarter Ending
Reconciliation of Adjusted EBITDA(1) to	January 31,
Net Income	2011	2010

Net Income	$571	$633
Interest	19	6
Provision for Income Taxes	369	409
Impact of Non-recurring Corporate Development Related Costs	324	—
Depreciation	429	286
Amortization	312	187
EBITDA(1)	$2,024	$1,521
(The information is presented in thousands.)

[1]	The Company uses EBITDA (earnings before net interest, income taxes, depreciation and amortization) as part of its overall assessment and comparison of financial performance between accounting periods. XETA believes that EBITDA is often used by the financial community as a method of measuring the Company’s performance and of evaluating the market value of companies considered to be in similar businesses. EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income or cash provided by operating activities, as defined by accounting principles generally accepted in the United States (“GAAP”). A reconciliation of EBITDA to net income is provided above.
The following table reconciles reported GAAP net income per the income statement to non-GAAP net income:

	Quarter Ending
	January 31,
	2011	2010
Net Income as Reported	$571	$633
Non-recurring Corporate Development Related Costs (Net of Tax)	197	—
Non-GAAP net income	$768	$633
(The information is presented in thousands.)
The following table reconciles reported GAAP diluted earnings (loss) per share (“EPS”) to non-GAAP diluted EPS:

	Quarter Ending
	January 31,
	2011	2010
EPS, Diluted — as Reported	$0.05	$0.06
Non-recurring Corporate Development Related Costs (Net of Tax)	0.02	—
EPS, Diluted — Non-GAAP	$0.07	$0.06
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About XETA Technologies, Inc.
XETA Technologies, Inc. sells, installs and services advanced communication technologies for small, medium, and Fortune 1000 enterprise customers. The Company maintains the highest level of technical competencies with multiple vendors including Avaya, Mitel, Nortel, Hitachi and Samsung. With a 28-year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 contact center, combined with a nationwide service footprint offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time. More information about XETA Technologies (Nasdaq: XETA) is available at www.xeta.com. Click on the following link to join our e-mail alert list: http://www.b2i.us/irpass.asp?BzID=1585&to=ea&s=0.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning the outlook for growth and the pace of such growth. These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: the condition of the U.S. economy and its impact on capital spending in our markets; the successful integration of recently acquired businesses into ours and realization of anticipated synergies and growth opportunities from these transactions; changes in Avaya’s marketing and dealer channel strategy; unpredictable quarter to quarter revenues; our ability to maintain and improve upon current gross profit margins; intense competition and industry consolidation; dependence upon a few large wholesale customers for the recent growth in our Managed Services offering; the availability and retention of revenue professionals and certified technicians; failure to obtain shareholder approval or failure to satisfy other conditions required for the consummation of the pending merger with PAETEC Holding Corp.; failure or delay in consummation of the pending merger for other reasons. Additional factors that could affect actual results are described in the “Risk Factors” section of the Company’s Form 10-K and Form 10-Q filings with the SEC.